Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
February 5, 2004	Lisa M. Dillon Vice Chairman ldillon@weststarbank.com 970-476-2002	Peter G. Williston Sr. Executive Vice President/CFO pwilliston@weststarbank.com 970-328-9711

Vail Banks Reports 2003 Earnings per Share of $0.13
Company also Names Gary Judd President and Chief Executive Officer

Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share of $0.13 for 2003 compared to $0.95 for 2002.  Diluted net income per share included a one-time after-tax charge to earnings of $2.210 million (approximately $0.39 per share) associated with obsolete or unused assets in part associated with banks acquired.

E. B. Chester, Chairman of Vail Banks, commented, “The Company did not perform up to our expectations in 2003.  Low interest rates reduced our historic margins and reduced our profitability substantially.  On the other hand, during 2003, we reviewed our loan portfolio to assure ourselves of the quality of our loans and their administration.  We are very satisfied with the results of that review.  Among other things, the level of non-performing assets was the lowest at the end of 2003 than it has been for a number of quarters.”

Mr. Chester continued, “As we acquired banks over the past several years, we received some fixed assets which, while useful in the acquired institution, proved to be redundant in WestStar Bank.  Such assets were not required for the efficient operation of our Company and, therefore, were written off in the fourth quarter.  Management also scrutinized a number of other asset and liability categories and determined the disposition of such assets.  As a result of these reviews, a total of $2.646 million pre-tax was written off in 2003, including the aforementioned fixed assets.  Additionally, $543,000 of core deposit premium created by former acquisitions was determined to be impaired and was charged off in late 2003.  While these charge offs reduced the book equity of Vail Banks, they will have the positive effect of reducing associated future charges to earnings.  We feel the actions we have taken are proper and should enhance the future financial performance of the Company.”

The Company also reported that it has named Gary Judd as President and Chief Executive Officer.  Mr. Judd had previously joined the Company in May 2003 as President of Regional Operations of WestStar Bank, the Company’s principal operating subsidiary.  Mr. Judd replaces E. B. Chester as Chief Executive Officer and Lisa Dillon as President.  Mr. Chester remains Chairman of the Company, and Ms. Dillon remains Vice Chairman.

In announcing this change, Mr. Chester stated, “We are very excited about moving Gary Judd to our senior executive team, with overall operating responsibility for the Company and its growth objectives.  Gary has extensive banking credentials and brings considerable expertise and energy, along with significant personal stature in our principal communities, to lead management’s work in building the Company’s banking franchise in Colorado.”

Mr. Judd commented, “I am elated about expanding my role at Vail Banks and helping to accelerate the Company’s growth in Colorado.  The Vail Banks organization has a seasoned management team with whom it is a pleasure to work.”  Mr. Judd added, “I believe that with the significant improvement in our loan portfolio, clean-up of our balance sheet, and growing strength of the economy our Company is well positioned to generate superior growth and earnings.”

George Gillett, a director of Vail Banks, observed, “I have been associated with many companies throughout my career, but I have seldom seen a more purposeful approach to changing the culture of a company than has gone on at Vail Banks over the last year.  This process was initiated by senior management and culminated with a recommendation to the Board for changes within management’s own ranks in order to enhance the Company’s strategic as well as operational performance.  We are fortunate that our senior management put the Company’s and shareholders’ interests first, both in bringing to the Company in 2003 an individual with Gary Judd’s qualifications and expertise and then proposing his expanded role in these new positions.”

Lisa Dillon, Vice Chairman of the Company, commented, “The management team is very pleased with this change in leadership, which augments existing strengths and will help us focus more effectively on the implementation components of our strategic plans.  Our employees’ enthusiasm for the future has never been higher.”

Financial Highlights

Net income for 2003 was $714,000 compared to $5.613 million in 2002, an 87% decrease.  Net loss for the fourth quarter of 2003 was ($1.761) million compared to net income of $1.096 million in the fourth quarter of 2002, a 261% decrease.  Results for the quarter represent a 585% decrease from the third quarter 2003 net income of $363,000.

•           Earnings per share
                        Diluted net loss per share was ($0.35) for fourth quarter
                                   Compared to $0.19 for fourth quarter 2002, a 284% decrease
                        Diluted net income per share was $0.13 for 2003
                                   Compared to $0.95 for 2002, an 86% decrease

•           Net Income
                        Net loss was ($1,761,000) for fourth quarter
                                   Compared to $1,096,000 for fourth quarter 2002, a 261% decrease
                        Net income was$714,000 for 2003
                                   Compared to $5,613,000 for 2002, an 87% decrease

•           Return on assets
                        Return on assets was (1.18%) for fourth quarter and 0.12% for 2003
                                   Compared to 0.79% for fourth quarter 2002
                                   Compared to 1.00% for 2002

•           Return on equity
                        Return on equity was (11.77%) for fourth quarter and 1.14% for 2003
                                   Compared to 6.55% for fourth quarter 2002
                                   Compared to 8.62% for 2002

•           Net Interest Margin
                        Net interest margin (fully tax equivalent) was 4.05% for fourth quarter and 4.46% for 2003
                                    Compared to 5.22% for fourth quarter 2002
                                    Compared to 5.49% for 2002

•           Efficiency Ratio
                        Efficiency ratio was 130% for fourth quarter and 95% for 2003
                                    Compared to 81% for fourth quarter 2002
                                    Compared to 76% for 2002

Top Line Revenue

Total revenue (net interest income and non-interest income) decreased $1.419 million, or 16%, from the fourth quarter of 2002, due primarily to lower interest income on loans and lower fee income from mortgage brokerage activities.  Revenues decreased $324,000, or 4%, from the third quarter 2003, due primarily to lower interest income on securities and lower fee income from mortgage brokerage activities.

Net interest income was $4.894 million for the quarter compared to $5.950 million in the fourth quarter 2002, and to $5.136 million in the third quarter 2003.  Average loans for the quarter decreased $4.601 million, or 6% annualized, compared to the third quarter of 2003.  Average deposits decreased $9.248 million, or 8% annualized, during the quarter compared to the third quarter 2003.

Non-interest income decreased 12%, or $363,000, as compared to the fourth quarter of 2002, and decreased 3%, or $82,000, as compared to the third quarter 2003.   Mortgage broker fees were $853,000 as refinancing activity continued to slow during the quarter. This represents a decrease of 44%, or $674,000, from the fourth quarter of 2002, and a decrease of 34%, or $446,000, from the third quarter 2003.

Interest Rate Risk Management

The net interest margin, on a fully tax-equivalent basis, was 4.05% for the fourth quarter compared to 5.22% in the fourth quarter 2002 and 4.15% in the third quarter 2003.  Earning assets yielded 5.75% for the fourth quarter, a 125 basis point decrease from the fourth quarter 2002 yield of 7.00%, and a 15 basis point decrease from the third quarter 2003 yield of 5.90%.  Interest expense as a percentage of earning assets decreased to 1.70% in the fourth quarter from 1.78% in the fourth quarter 2002, a decrease of 8 basis points, and decreased 5 basis points from 1.75% in the third quarter 2003.

Credit Risk Management

Net recoveries, on an annualized basis, were 0.05% of average loans for the fourth quarter, compared to net charge-offs of zero percent in the third quarter 2003 and net charge-offs of 0.41% in the fourth quarter 2002.  During the fourth quarter, foreclosed properties decreased to $362,000 from $2.5 million, primarily due to the sale of a single foreclosed property, which resulted in a gain of $358,000.  At December 31, the allowance for loan losses was 1.12% of total loans and 201% of non-performing loans.  Overall, non-performing assets comprised 0.68% of loan-related assets at the end of the quarter compared to 1.46% at the end of the third quarter 2003.

Common Stock Repurchase Program

At its meeting on January 19, the Company’s Board of Directors reauthorized the Company’s stock repurchase program that was originally approved in February 2001. The total amount of repurchases under the program, both previously completed and allowable up to January 2005, aggregate approximately $29 million.  During the fourth quarter 2003, the Company repurchased 28,500 common shares.

Since inception of the stock repurchase program in March 2001, the Company has repurchased 1,535,380 shares at an average price of $12.10 per share for an aggregate purchase price of approximately $19 million.  Shares outstanding in March 2001 were 6,202,758.  Shares outstanding at December 31, 2003 were 5,283,264.  This represents a decrease of 15% of shares outstanding.

Dividend Payment

At its meeting on January 19, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable February 13 to shareholders of record on January 30.

Franchise

Vail Banks, through its subsidiary WestStar Bank, has 22 banking offices in 18 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

Vail Banks warns caution should be taken in relying upon any forward-looking statements in this release, as they involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements,  including the risks and uncertainties discussed in the Company’s  Annual Report on  Form 10-K for the year ended December 31, 2002, under the caption “Certain Factors Affecting Forward Looking Statements,” which discussion is incorporated herein by reference.

Vail Banks, Inc.

Financial Highlights
(in thousands, except share data)

	Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2003	2003	2003	2003	2002

Earnings and Performance
Net income (loss)	$(1,761)	363	1,137	975	1,096
Diluted net income (loss) per share	(0.35)	0.07	0.20	0.17	0.19
Return on assets	(1.18)%	0.24	0.76	0.69	0.79
Return on equity	(11.77)	2.39	7.08	5.99	6.55
Net interest margin (FTE)	4.05	4.15	4.77	4.89	5.22
Efficiency ratio	130	93	80	82	81

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	(0.05)%	0.00	0.44	0.59	0.41
Allowance for loan losses to loans	1.12	1.06	0.98	1.02	1.13
Allowance for loan losses to non-performing loans	201	157	182	109	100
Non-performing assets to loan-related assets	0.68	1.46	0.71	1.17	1.20
Risk assets to loan-related assets (1)	0.73	1.52	1.43	1.19	1.20

Capital Ratios
Equity to assets at period end	10.05%	10.04	10.59	11.04	12.05
Tangible equity to assets at period end	3.63	3.88	4.41	4.84	5.41
Leverage ratio	7.45	7.86	8.47	9.59	10.27
Tier 1 capital ratio	11.50	12.17	12.95	13.57	14.15
Total capital ratio	13.72	14.09	14.60	14.99	15.61

Other Information at Period End
Book value per share	$10.95	11.26	11.57	11.48	11.64
Tangible book value per share	3.96	4.35	4.81	5.03	5.23
Closing market price	11.94	14.72	13.55	11.90	12.00
Shares outstanding	5,283,264	5,311,512	5,441,639	5,706,808	5,734,303
Full time equivalent associates	244	241	248	245	254
Banking offices	22	23	22	22	22

(1) Risk assets are non-performing assets plus loans 90 days or more past due and accruing.

Vail Banks, Inc.

Balance Sheet
(in thousands, except share data)

	December 31,	December 31,	Percent
Assets	2003	2002	Change

Cash and due from banks	$23,628	24,940	(5)%
Federal funds sold	79,280	50,040	58
Investment securities
Available for sale	76,554	57,634	33
Held to maturity	370	684	(46)
Bank stocks	4,371	3,703	18

Loans held for sale	2,515	9,879	(75)

Gross loans	312,544	331,162	(6)
Allowance for loan losses	(3,503)	(3,747)	(7)
Net deferred loan fee income	(770)	(159)	384
Premises and equipment, net	38,147	39,005	(2)
Goodwill, net	36,759	35,970	2
Other intangible assets, net	198	816	(76)
Other assets	5,517	4,336	27

	$575,610	554,263	4%

Liabilities and Shareholders' Equity

Liabilities

Deposits	$448,515	428,698	5%
Federal funds purchased and securities
sold under agreements to repurchase	907	0	0
Federal Home Loan Bank advances	39,461	30,000	32
Trust preferred	24,000	24,000	0
Other liabilities	4,165	4,080	2

Total liabilities	517,048	486,778	6

Minority interest	703	713	(1)

Shareholders' equity

Common equity	57,979	66,349	(13)
Accumulated other comprehensive income	(120)	423	(128)

Total shareholders' equity	57,859	66,772	(13)

	$575,610	554,263	4%

Loan Mix at Period End

Commercial, industrial, and land	$185,158	203,932	(9)%
Real estate--construction	63,844	55,275	16
Real estate--mortgage	57,602	62,188	(7)
Consumer	5,940	9,767	(39)

Total gross loans	$312,544	331,162	(6)%

Deposit Mix at Period End

Interest bearing checking	$88,191	75,174	17%
Savings	29,873	28,296	6
Money market	103,969	106,494	(2)
CDs under $100,000	55,978	56,614	(1)
CDs $100,000 and over	69,199	64,737	7

Interest bearing deposits	347,210	331,315	5

Non-interest bearing checking	101,305	97,383	4

Total deposits	$448,515	428,698	5%

Shares Outstanding at Period End	5,283,264	5,734,303	(8)%

Vail Banks, Inc.

Statement of Income
(in thousands, except share data)

	Three months ended December 31,		Percent	Year ended December 31,		Percent
	2003	2002	Change	2003	2002	Change

Interest income
Interest on loans	$5,437	6,461	(16)%	23,495	26,875	(13)
Fees on loans	801	728	10	2,603	3,278	(21)
Interest on investment securities	557	657	(15)	3,404	3,198	6
Interest on federal funds sold
and short-term investments	210	145	45	690	578	19

Total interest income	7,005	7,991	(12)	30,192	33,929	(11)
Interest expense
Deposits	1,068	1,151	(7)	4,644	5,070	(8)
Borrowings	430	278	55	1,602	1,004	60
Federal funds purchased and securities sold under agreements to repurchase	1	0	0	1	0	0
Trust preferred	612	612	0	2,447	2,447	0

Total interest expense	2,111	2,041	3	8,694	8,521	2
Net interest income	4,894	5,950	(18)	21,498	25,408	(15)

Provision for loan losses	164	0	0	578	382	51

Net interest income after provision	4,730	5,950	(21)	20,920	25,026	(16)

Non-interest income	2,666	3,029	(12)	11,142	12,024	(7)
Non-interest expense	9,825	7,297	35	31,038	28,440	9
Income (loss) before taxes	(2,429)	1,682	(244)	1,024	8,610	(88)
Income tax expense (benefit)	(668)	586	(214)	310	2,997	(90)
Net Income (Loss)	$(1,761)	1,096	(261)%	714	5,613	(87)

Diluted net income (loss) per share	$(0.35)	0.19	(284)%	0.13	0.95	(86)
Weighted average shares outstanding - diluted	4,996,832	5,849,163	(15)	5,617,720	5,914,891	(5)

Profitability Ratios
Return on assets	(1.18)%	0.79		0.12	1.00
Return on equity	(11.77)	6.55		1.14	8.62
Net interest margin (FTE)	4.05	5.22		4.46	5.49
Net chargeoffs (recoveries)	(0.05)	0.41		0.25	0.28
Efficiency ratio	130	81		95	76

Average Balances
Assets	$589,586	547,994	8%	589,664	561,496	5
Earning assets	492,696	455,433	8	494,134	465,750	6
Loans	311,001	340,176	(9)	324,086	356,703	(9)
Deposits	457,108	423,090	8	456,810	439,884	4
Shareholders' equity	59,340	66,344	(11)	62,457	65,150	(4)

Vail Banks, Inc.

Statement of Income by Quarter
(in thousands, except share data)

	Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2003	2003	2003	2003	2002

Interest income
Interest on loans	$5,437	5,702	6,154	6,202	6,461
Fees on loans	801	616	639	547	728
Interest on investment securities	557	850	1,128	869	657
Interest on federal funds sold
and short-term investments	210	191	157	132	145
Total interest income	7,005	7,359	8,078	7,750	7,991
Interest expense
Deposits	1,068	1,172	1,232	1,172	1,151
Borrowings	430	439	424	309	278
Federal funds purchased and securities sold under agreements to repurchase	1	0	0	0	0
Trust preferred	612	612	611	612	612
Total interest expense	2,111	2,223	2,267	2,093	2,041
Net interest income	4,894	5,136	5,811	5,657	5,950

Provision for loan losses	164	164	125	125	0

Net interest income after provision	4,730	4,972	5,686	5,532	5,950

Non-interest income
Deposit related	757	747	824	752	835
Mortgage broker fees	853	1,299	1,334	1,450	1,527
Other	1,056	702	687	681	667
	2,666	2,748	2,845	2,883	3,029
Non-interest expense
Salaries and employee benefits	4,578	4,403	4,287	4,325	4,420
Occupancy	1,259	850	808	820	740
Furniture and equipment	673	696	691	708	709
Amortization of intangible assets	561	19	18	19	18
Other	2,754	1,326	1,091	1,152	1,410
	9,825	7,294	6,895	7,024	7,297

Income (loss) before taxes	(2,429)	426	1,636	1,391	1,682
Income tax expense (benefit)	(668)	63	499	416	586
Net Income (Loss)	$(1,761)	363	1,137	975	1,096

Diluted net income (loss) per share	$(0.35)	0.07	0.20	0.17	0.19

Vail Banks, Inc.

Supplemental Information
(in thousands)

	Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2003	2003	2003	2003	2002

Average Balances
Assets	$589,586	600,424	597,540	570,783	547,994
Earning assets	492,696	504,361	502,526	476,666	455,433
Loans	311,001	315,602	331,727	338,411	340,176
Deposits	457,108	466,356	460,655	442,859	423,090
Interest bearing liabilities	427,518	439,842	439,295	406,379	379,829
Shareholders' equity	59,340	60,244	64,374	65,969	66,344

Average Deposit Mix
Interest bearing checking	89,817	88,494	86,478	79,400	76,189
Savings	30,019	30,125	30,053	29,846	29,508
Money market	108,637	109,159	109,791	110,554	109,344
CDs under $100,000	58,357	60,940	59,942	58,513	56,389
CDs $100,000 and over	71,979	81,565	84,742	70,585	54,399

Interest bearing deposits	358,809	370,283	371,006	348,898	325,829

Non-interest bearing checking	98,299	96,073	89,649	93,961	97,261

Total deposits	457,108	466,356	460,655	442,859	423,090

Net Interest Margin Analysis
Net interest income	$4,894	5,136	5,811	5,657	5,950
Fully taxable equivalent adjustment	133	146	167	89	41

Net interest income (FTE)	5,027	5,282	5,978	5,746	5,991

Yields (FTE)
Loans	7.96%	7.94	8.21	8.09	8.38
Investment securities	3.28	4.01	4.63	4.64	4.39
Other earning assets	0.90	0.94	1.16	1.19	1.38
Total earning assets	5.75	5.90	6.58	6.67	7.00

Cost of funds
Interest bearing deposits	1.18	1.26	1.33	1.36	1.40
Other interest bearing liabilities	6.02	5.99	6.08	6.50	6.54
Total interest bearing liabilities	1.96	2.01	2.07	2.09	2.13
Total interest expense to earning assets	1.70	1.75	1.81	1.78	1.78

Net interest margin (FTE)	4.05	4.15	4.77	4.89	5.22

Vail Banks, Inc.

Asset Quality
(in thousands)

	Three Months Ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2003	2003	2003	2003	2002

Asset Quality
Nonaccrual loans	$1,747	2,105	1,722	3,089	3,734
Restructured loans	0	0	0	0	0
Total non-performing loans	1,747	2,105	1,722	3,089	3,734
Foreclosed properties	362	2,496	542	796	241
Total non-performing assets	2,109	4,601	2,264	3,885	3,975
90+ days past due and accruing	164	163	2,323	83	6
Total risk assets	$2,273	4,764	4,587	3,968	3,981

Allowance for Loan Losses
Beginning Balance	$3,299	3,138	3,381	3,747	4,102
Provision for loan losses	164	164	125	125	0
Loan charge-offs	78	73	416	534	387
Loan recoveries	118	70	48	43	32
Net charge-offs (recoveries)	(40)	3	368	491	355
Ending Balance	$3,503	3,299	3,138	3,381	3,747

Net Charge-Offs (Recoveries) to Average Loans	(0.05)%	0.00	0.44	0.59	0.41
Loans Past Due 30 Days or More and Accruing	0.47	2.18	2.47	1.59	0.97